UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                               http://www.sec.gov

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934

                   For the Period Ended:  December 10, 2010

          (Date of Earliest Transaction Associated with this Report:
                                December 7, 2010)

                         MONTANA ACQUISITION CORPORATION
              (Exact Name of Registrant as Specified in its Charter)

               Delaware                  3-46174             14-1824743
       (State of Incorporation)   (Commission File Number)   (IRS FEIN)

                              Post Office Box 103
                        Wyoming, New York  14591-0103
                   (Address of Principal Executive Office)

                               (585) 495-6495
                       (Registrant's Telephone Number)

     This Form 8-K filing is NOT intended to simultaneously satisfy written communications pursuant to Rule 425 under the Securities Act, soliciting material pursuant to Rule 14a-12 under the Exchange Act, pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act, pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

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     This current report is being filed by Montana Acquisition Corporation, a Delaware corporation ("Montana" or the "Registrant") together with its subsidiary, Zonal Holding Company ("Zonal"), collectively the "Company," "we," "us," or "our"), with reference to the following items:

                          SECTION 8 - OTHER EVENTS
                                 ITEM 8.01,
                                OTHER EVENTS.

     On or about August 13, 2010, we entered into discussions with Distribution Management Services, Inc., a Florida corporation, SEC CIK 0001064270 ("DMS"), with regard to entering into a merger transaction and plan of reorganization with DMS and/or its totally-held subsidiary, Chancellor Properties Building Ltd., Inc. a/k/a Chancellor Properties, Ltd, a Canada corporation ("Chancellor Canada"). From August 13 to approximately September 17, 2010, we were in various stages of discussion as to the merger transaction when we elected to discontinue discussions with DMS and/or Chancellor Canada. We permitted DMS to reply with their definitive and final intentions not later than September 30, 2010.

     On or about October 1, 2010, DMS notified us of their desire to proceed with their overall restructuring and reorganization. We disclosed these facts in one or more transmittals pursuant to Rule 425 of the Securities Act of 1933.

     On October 13, 2010, we agreed to enter into a merger and plan of reorganization with DMS and/or Chancellor Canada. From that date, DMS and us have worked diligently to preposition both companies, and to the extent required for the purpose of effecting the transaction to consummate a plan of reorganization and merger pursuant to Section 251(g) of the General Corporation Law of Delaware.

     On December 7, 2010, DMS disclosed the existence of a letter to its shareholders, in which certain references were made as to our responsibilities in regard to certain disclosures and filings in respect of the merger and plan of reorganization. (We obtained a facsimile of that DMS shareholder letter and we are including it as Exhibit 99.1 hereto.) While we have an oral agreement in place with DMS' senior executive management to share information and make joint pre-arranged, pre-approved disclosures in regard to the merger, it has been extremely difficult to coordinate these activities, given the scope, quantity, and expense of the work involved.

     In that DMS shareholder letter, DMS eluded to the fact that we would be filing one or more schedules or reports with the SEC today. We did not object to DMS' statements in this regard. However, DMS failed to disclose that, in order for us to make these disclosures, we relied on a substantial amount of information from them. We were notified this morning that DMS did not obtain the financial information that we require in order to prepare and file the schedules and reports required of us by the SEC.

     We are incapable of filing the schedules and reports with the SEC until we receive DMS' financial information. DMS further notified us that it will provide us with this information over-the-weekend. We cannot be certain this will occur. If DMS provides us with this information, it will take us two days to process the information, prepare our documents, and file the schedules and reports with the SEC.

     We agree to notify you of any further developments in this matter.

     You may view our filings with the SEC, and those of DMS, by visiting the SEC's website at http://www.sec.gov.

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                SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
                                 ITEM 9.01,
                                 EXHIBITS.

                  EXHIBIT                     DESCRIPTION
                    NO.                        OF EXIBIT

                   99.1                 DMS Shareholder Letter
                                        dated December 7, 2010

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this tenth day of December 2010 at Las Vegas, Nevada.

MONTANA ACQUISITION CORPORATION

/s/ Randolph S. Hudson

Randolph S. Hudson
Chairman of the Board
President
Chief Executive Officer